Exhibit 10.5
FIRST AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the “First Amendment”) is made as of this 10th day of August, 2004 by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, with its chief executive office located at 4445 Willard Avenue, Chevy Chase, Maryland 20815 (“Lender”) and UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH, a Delaware limited liability company and NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company (jointly and severally, the “Borrower”).
W I T N E S S E T H:
     WHEREAS, Lender and Borrower entered into a certain Revolving Credit and Security Agreement dated as of the 30th day of April, 2004 (the “Original Credit Agreement”) whereby Lender agreed to make loans, advances and other extensions of credit to Borrower thereunder; and
     WHEREAS, Lender and Borrower entered into a certain Amended and Restated Revolving Credit and Security Agreement dated as of the 29th of June, 2004 (the “Agreement”) whereby Lender made available to Borrower a separate Overadvance Facility and permitted Borrower to include its inventory within the Borrowing Base for the Revolving Facility; and
     WHEREAS, Borrower failed to consummate the Merger as contemplated under the Merger Documents on or before July 31, 2004; and
     WHEREAS, Borrower has requested and Lender has agreed to the modification of certain provisions of the Agreement upon the terms and subject to the conditions set forth herein; and
     WHEREAS, Section 12.8 of the Agreement provides that no modification or amendment of the Agreement shall be effective unless the same shall be in writing and signed by the parties thereto.
     NOW, THEREFORE, in consideration of the promises and other mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:
     1. Amendment of Agreement. Lender and Borrower hereby agree to amend the Agreement as follows:
     (a) The last sentence of Subsection (a) of Section 5.23 of the Agreement, entitled “Merger Documents, HealthTrans Agreement, Wellpoint Agreement and Employment Agreements,” is hereby amended and restated in its entirety as follows:
     No Borrower is aware of any event, fact, condition or circumstance (other than conditions set forth in the Merger Documents as of the Closing Date) which, with the giving of notice or passage of time or both, which may result in the termination of the Merger Documents, prevent the closing of the Merger or delay the closing of the Merger beyond September 1, 2004.
     (b) Subsection (a) of Section 11.1 of the Agreement, entitled “Termination and Effective Date Thereof,” is hereby amended and restated in its entirety as follows:

     (a) Subject to Lender’s right to terminate and cease making Advances and Overadvances upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1. Borrower may terminate this Agreement at any time upon not less than sixty (60) calendar days’ prior written notice to Lender and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 60th calendar day after Receipt by Lender of such written notice; provided, however, that, notwithstanding any other provision of any Loan Document, Borrower shall have no right to terminate this Agreement until after the second anniversary of the Closing Date. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the “Termination Date”); provided that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the sixty (60) calendar days’ prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Lender’s rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Lender under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Lender shall continue in full force and effect notwithstanding the fact that Borrower’s borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.
     (c) Section 1 of Annex I of the Agreement, entitled “Minimum EBITDA,” is hereby amended and restated in its entirety as follows (effective as of May 31, 2004):
     1) Minimum EBITDA
          At no time shall Borrower permit EBITDA to be less than the amounts set forth across from such month or month(s) for the Test Period most recently ended:

Test Period Ending	Minimum EBITDA
May 31, 2004	($3,300,000)

June 30, 2004	($4,000,000)

July 31, 2004	($3,200,000)

August 31, 2004	($1,500,000)

September 30, 2004	$350,000

October 31, 2004	$650,000

November 30, 2004 through December 31, 2004	$950,000

January 31, 2005 through June 30, 2005	$4,000,000

July 31, 2005 through December 31, 2005	$7,000,000

January 31, 2006 through December 31, 2006	$8,500,000

January 31, 2007 and thereafter	$9,400,000

     (d) Section 2 of Annex I of the Agreement, entitled “Fixed Charge Coverage Ratio (EBITDA/Fixed Charge),” is hereby amended and restated in its entirety as follows (effective as of May 31, 2004):
     2) Fixed Charge Coverage Ratio (EBITDA/Fixed Charges)
          At no time shall Borrower permit Fixed Charge Coverage Ratio to be less than the following as at the end of the following calendar months:

Calendar Month Ending	Ratio
May 31, 2004 through July 31, 2004	(8.00) to 1.0

August 31, 2004	(3.00) to 1.0

September 30, 2004	.50 to 1.0

October 31, 2004	.75 to 1.0

November 30, 2004 through December 31, 2004	1.00 to 1.0

January 31, 2005 and thereafter	1.50 to 1.0
     (e) Section 3 of Annex I of the Agreement, entitled “Cash Velocity,” is hereby amended and restated in its entirety as follows (effective as of May 31, 2004):
     3) Cash Velocity
          Collections of Borrower’s Accounts shall not be less than the amount set forth below for each calendar month during the Term; provided, that upon any violation of or failure to comply with this covenant Lender shall have the right, in its sole discretion, to consider for all purposes under the Agreement as though Borrower actually collected Accounts equal to such minimum required amount.

Calendar Month Ending	Cash Velocity
May 31, 2004	$3,800,000

June 30, 2004 through July 31, 2004	$4,600,000

August 31, 2004 through September 30, 2004	$7,000,000

October 31, 2004 through December 31, 2004	$8,000,000

January 31, 2005 through June 30, 2005	$12,000,000

July 31, 2005 through December 31, 2005	$14,000,000

January 31, 2006 through December 31, 2006	$16,000,000

January 31, 2007 and thereafter	$17,500,000

     (f) The definition of “Minimum Termination Fee” as contained within Appendix A of the Agreement is hereby amended and restated to read as follows:
     “Minimum Termination Fee” shall mean (for the time period indicated) the amount equal to 3% of the Facility Cap if the date of notice of such termination by Borrower is after the second anniversary date of the Closing Date but prior to the end of the Term.
     (g) The Form of Compliance Certificate required under Section 6.1(a) of the Agreement, shall be replaced with Exhibit A attached hereto.
     2. Amendment Fee. In consideration of the amendment of certain provisions of the Agreement and as a condition thereof, Borrower agrees to pay to Lender a nonrefundable amendment fee in the amount of $25,000.00.
     3. Conditions to Effectiveness. This First Amendment shall be effective on the date (the “Effective Date”) upon which the following conditions precedent are satisfied:
     (a) Borrower shall have delivered to Lender an executed original copy of this First Amendment and each other agreement, document or instrument reasonably requested by the Lender in connection with this First Amendment, each in form and substance reasonably satisfactory to Lender; Lender shall have received this First Amendment, duly executed by Borrower.
     (b) Lender shall have received payment in full of the Amendment Fee as set forth in Section 2 of this First Amendment.
     (c) The representations and warranties contained herein and in all other Loan Documents shall be true and correct.
     (d) No Default or Event of Default shall be in existence; and
     (e) Lender shall have received all fees, charges and expenses payable to Lender as required by this First Amendment and in connection with this First Amendment and the documentation related hereto, including, but not limited to, legal fees and out-of-pocket costs (including in-house counsel fees and expenses).
     4. Representations and Warranties.
          (a) Notwithstanding any other provision of this First Amendment, Borrower hereby confirms and makes all of the representations and warranties set forth in the Agreement and other Loan Documents with respect to such Borrower and this First Amendment as of the date hereof and as of the Effective Date and confirms that they are true and correct and no Default or Event of Default has occurred and is continuing as of the date hereof.
          (b) Borrower hereby represents and warrants as of the date of this First Amendment and as of the Effective Date as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this First Amendment, as applicable, are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this First Amendment, as applicable, by or against it; (iv) this First Amendment has been duly executed and delivered by it; (v) this First Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (iii) after giving effect to this First Amendment, it is not in default under the Agreement and no Default or Event of Default exists, has occurred or is continuing.
     5. Expenses. Borrower shall pay all costs and expenses incurred by Lender or any of its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses and reasonable attorneys’ fees and expenses, in connection with entering into, negotiating, preparing, reviewing and executing this First Amendment contemplated hereby and all related agreements, documents and instruments, and all of the same, to the extent incurred and not promptly reimbursed by Borrower, may be charged to Borrower’s account and shall be part of the Obligations. If Lender or any of its Affiliates uses in-house counsel for any of the purposes set forth above Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such Affiliate in its sole discretion for the work performed.
     6. Effect of Amendment. Lender and Borrower hereby acknowledge and agree that except as provided in this First Amendment, the Agreement, the Note and the other Loan Documents remain in full force and effect and have not been modified or amended in any respect, it being the intention of Lender and Borrower that this First Amendment and the Agreement be read, construed and interpreted as one and the same instrument. The foregoing amendments are subject to Borrower executing and delivering this First Amendment and all additional documents required to be executed and delivered herein. Borrower hereby acknowledges that Lender shall be entitled to require strict compliance with the affirmative, negative and financial covenants set forth in the Agreement at all times in the future. In addition, the foregoing does not constitute a waiver by Lender of any Default or Event of Default.
     7. Confirmation of Agreements. Lender and Borrower hereby acknowledge and agree that, except as provided in this First Amendment, the Agreement, the Note and the other Loan Documents, and the grant of the liens, security interests and other encumbrances thereunder, and their agreements, covenants, obligations, representations and warranties thereunder and therein, are hereby expressly ratified, confirmed and restated as of the date hereof.
     8. References to Loan Documents. Each of the other Loan Documents are hereby modified in such a manner as to be consistent with all modifications and agreements contained herein and to the extent that all references therein to and descriptions therein of the Agreement and the Note shall be deemed to refer to and describe the Agreement, as modified by this First Amendment.
     9. Capitalized Terms. All capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed to such terms in the Agreement.
     10. Benefit. This First Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

     11. Amendments. This First Amendment may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by the written agreement of Lender and Borrower. This First Amendment shall be considered part of the Agreement for all purposes under the Agreement.
     12.  Headings and Counterparts. The captions in this First Amendment are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this First Amendment and shall not affect the meaning or interpretation of this First Amendment. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This First Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for all purposes, and each party to this First Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this First Amendment.
     13. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.
     14. Entire Agreement. This First Amendment, the Agreement and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
     15. Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This First Amendment shall inure to the benefit of Lender, all future holders of any Note, any of the Obligations or any of the Collateral and all Transferees, and each of their respective successors and permitted assigns. No Borrower may assign, delegate or transfer this First Amendment or any of its rights or obligations under this First Amendment without the prior written consent of Lender. No rights are intended to be created under this First Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in this First Amendment shall be construed as a delegation to Lender of any Borrower’s or any Guarantor’s duty of performance, including, without limitation, any duties under any account or contract in which Lender has a security interest or Lien. This First Amendment shall be binding upon Borrowers and their respective successors and assigns.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Lender and Borrower have executed this First Amendment as of the date first above written.
LENDER:

CAPITALSOURCE FINANCE LLC
By:	/s/ Keith D. Reuben
	Name:	Keith D. Reuben
	Title:	Chief Operating Officer

BORROWER:

UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH
By:	/s/ Glenn Parker
	Name:	Glenn Parker
Title:

NATIONSHEALTH HOLDINGS, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
Title:

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE

FORM OF COMPLIANCE CERTIFICATE
UNITED STATES PHARMACEUTICAL GROUP, L.L.C.
and
NATIONSHEALTH HOLDINGS, L.L.C.
Date: __________, _______.
This Certificate is given by United States Pharmaceutical Group, L.L.C. and NationsHealth Holdings, L.L.C. (individually, collectively, jointly, and severally, the “Borrower”), pursuant to subsection 6.1(a) of that certain Amended and Restated Revolving Credit and Security Agreement dated as of June 29, 2004 among the Borrower and, CapitalSource Finance LLC, a Delaware limited liability company (the “Lender”) (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.
     The officer executing this Certificate is the __________________ of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By so executing this Certificate, the Borrower hereby certifies to the Lender that:
     (a) the financial statements delivered with this Certificate in accordance with subsection 6.1(a) of the Loan Agreement fairly present the consolidated results of operations and financial condition of the Borrower as of, and for the respective periods ending on, the dates of such financial statements;
     (b) the Borrower has reviewed the relevant terms of the Loan Documents and the condition of the Borrower;
     (c) no Default or Event of Default has occurred or is continuing, except as set forth in Schedule 2 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action the Borrower has taken, and is undertaking and proposes to take with respect thereto;
     (d) the Borrower is in compliance with all financial covenants set forth in the Loan Agreement and then applicable, as demonstrated, with respect to Annex I of the Loan Agreement, by the calculations of such covenants in Schedule 1 hereto, except as set forth in Schedule 2 hereto, and
     (e) the Borrower is not aware of any event, fact, condition or circumstance (other than conditions set forth in the Merger Documents as of the Closing Date) which, with the giving of notice or passage of time or both, which may result in the termination of the Merger Documents, prevent the closing of the Merger or delay the closing of the Merger beyond September 1, 2004.

     IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by its duly authorized officer on behalf of the Borrower this ___day of _______________, 20___.

UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH
By:	/s/
Name:
Its:

NATIONSHEALTH HOLDINGS, L.L.C.
By:	/s/
Name:
Its:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE
Date: _______________ __, 20__
MINIMUM EBITDA
(ANNEX I (1))

Test Period
(the three most
recent calendar
months)
EBITDA for the applicable period is defined as follows (all of the the following determined in accordance with GAAP):

Net income (or loss) of the Borrower for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person’s assets are acquired by a Borrower, (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of the Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by the Borrower or any Affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) above.
$_________

Plus: Interest Expense, defined for any Test Period as, total interest expense (including attributable to Capital Leases in accordance with GAAP) and fees with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Agreements.
_________

Plus: Taxes on income, whether paid, payable or accrued for such period, to the extent deducted in determining such net income (or loss)	_________

Test Period
Plus: Depreciation expense for such period to the extent deducted in determining such net income (or loss)	_________

Plus: Amortization expense for such period to the extent deducted in determining such net income (or loss)	_________

Plus: Losses from any sale of assets (other than sales in the ordinary course of business) for such period to the extent deducted in determining such net income (or loss)	_________

Plus: All other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business for such period to the extent deducted in determining such net income (or loss)
_________

Minus: Gains from any sale of assets, other than sales in the ordinary course of business, for such period to the extent included in determining such net income (or loss)	_________

Minus: Other extraordinary or non-recurring gains for such period to the extent included in determining such net income (or loss)	_________

EBITDA	$

Minimum EBITDA for the applicable period required under Loan Agreement	$ _________

In Compliance	Yes / No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE (cont’d)
Date: __________________ __, 20__
FIXED CHARGE COVERAGE RATIO
(EBITDA/Fixed Charges)
(ANNEX I (2))

Fixed Charges for the applicable period:	Test Period

Scheduled or other required payments of principal on Indebtedness	$ _________

Plus: Interest Expense paid, or required to be paid (Interest Expense calculated in the manner set forth above under “Minimum EBITDA (Annex I (2))”)	_________

Plus: Dividends paid or accrued or declared	_________

Plus: Capital Expenditures during such period	_________

Plus: Income taxes paid in cash or accrued during such period	_________

Fixed Charges	$

EBITDA (calculated in the manner set forth above under “Minimum EBITDA (Annex I (2))”)	$

Fixed Charge Coverage Ratio (EBITDA divided by Fixed Charges)

Minimum Fixed Charge Coverage Ratio for the applicable period required under Loan Agreement	_________to 1.00

In Compliance	Yes / No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE (cont’d)
Date: _______________ __, 20__
CASH VELOCITY
(ANNEX I (3))

Calendar Month
For each calendar month during the Term, collections of Borrower’s Accounts shall not be less than amount required for the applicable period in the Loan Agreement, provided that upon any violation of or failure to comply with this covenant Lender shall have the right, in its sole discretion, to consider for all purposes under the Loan Agreement as though Borrower actually collected Accounts equal to such minimum required amount.

Collections of Borrower’s Accounts for the calendar month of ____________	$_________

Collections of Borrower’s Accounts, for the applicable period as required under Loan Agreement	$_________

In Compliance	Yes / No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE (cont’d)
Date: _______________ __, 20__
MINIMUM LIQUIDITY AND WORKING CAPITAL
(ANNEX I (4))

Calendar Month
At Closing and at all other times Borrower shall have Available Cash on hand, which shall mean, for and on any date, the sum without duplication of the following for Borrower: (a) unrestricted cash on hand on such date, (b) Cash Equivalents held on such date, and (c) the un-borrowed Availability on and as of such date.

Unrestricted cash on hand as of the date of the balance sheet submitted herewith	$_________

Cash Equivalents as of the date of the balance sheet submitted herewith	_________

Un-borrowed availability on and as of the date of the most recently submitted Borrowing Base Certificate	_________

Total Available Cash, as defined above for the applicable period required under Loan Agreement	$_________

In Compliance	Yes / No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE (cont’d)
SCHEDULE 2 TO COMPLIANCE CERTIFICATE
Date: ________________ __, 20__
CONDITIONS OR EVENTS WHICH CONSTITUTE
A DEFAULT OR AN EVENT OF DEFAULT
If any condition or event exists that constitutes a Default or an Event of Default, specify nature and period of existence and what action the Borrower has taken, is taking or proposes to take with respect thereto; if no such condition or event exists, state “None.”